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                                                                      EXHIBIT 11


           NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                             Reorganized Company
                                                                                  -----------------------------------------
                                                                                                     Period from Inception
                                                                                   Year Ended           (March 1, 1993) to
                                                                                  June 30, 1994          June 30, 1993 (1)
                                                                                  -------------       ---------------------
Primary Earnings Per Share
- - --------------------------

Net Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $6,835,000               $4,389,000
 Interest expense adjustment assuming conversion
  of stock options, net of tax  . . . . . . . . . . . . . . . . . . . . . .            200,000                   72,000
                                                                                    ----------               ----------
Net earnings applicable to common stock . . . . . . . . . . . . . . . . . .         $7,035,000               $4,461,000
                                                                                    ==========               ==========

Average Common Shares and Common Share Equivalents:
 Average shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .          6,015,000                6,000,000
 Dilutive effect of stock options . . . . . . . . . . . . . . . . . . . . .            540,000                  574,000
                                                                                    ----------               ----------
Average number of common shares and common share
  equivalents outstanding for primary
  calculation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6,555,000                6,574,000
                                                                                    ==========               ==========

Primary Earnings Per Common Share and
  Common Share Equivalents  . . . . . . . . . . . . . . . . . . . . . . . .         $     1.07               $     0.68
                                                                                    ==========               ==========

Fully Diluted Earnings Per Share
- - --------------------------------

Net Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6,835,000               $4,389,000
 Interest expense adjustment assuming conversion
  of stock options, net of tax  . . . . . . . . . . . . . . . . . . . . . .            200,000                   72,000
                                                                                    ----------               ----------
Net earnings applicable to common stock . . . . . . . . . . . . . . . . . .         $7,035,000               $4,461,000
                                                                                    ==========               ==========

Average Common Shares and Common Share Equivalents:
 Average shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .          6,015,000                6,000,000
 Dilutive effect of stock options . . . . . . . . . . . . . . . . . . . . .            540,000                  581,000
                                                                                    ----------               ----------
Average number of common shares and common share
  equivalents outstanding for fully diluted
  calculation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6,555,000                6,581,000
                                                                                    ==========               ==========

Fully Diluted Earnings Per Common Share and
  Common Share Equivalents  . . . . . . . . . . . . . . . . . . . . . . . .         $     1.07               $     0.68
                                                                                    ==========               ==========


(1) Represents earnings per share calculations of the reorganized company since March 1, 1993. Earnings per share calculations for the predecessor company are not presented because they are not meaningful as a result of the confirmation of the Plan of Reorganization and adoption of fresh-start reporting effective March 1, 1993 (See Note 9 of the Notes to Consolidated Financial Statements incorporated by reference in Item 8 herein).

Pursuant to Accounting Principles Board Opinion No. 15, "Earnings Per Share", earnings per share have been calculated using a combination of the "if converted" method and the "Treasury Stock" method due to requirements under the Company's debt instruments that limit the purchase of treasury stock and require remaining proceeds from the sale of stock to be applied toward the retirement of the debt.